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                                                                  Exhibit 4.10


                    SUBORDINATION AND INTERCREDITOR AGREEMENT


         THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "AGREEMENT") is entered into as of September 9, 2004, by and among LAMINAR DIRECT CAPITAL, L.P., a Delaware limited partnership ("LAMINAR", and, together with any other Person that becomes a party hereto as a "Subordinated Creditor" pursuant to a Subordinated Creditor Supplement (as hereinafter defined), each, a "SUBORDINATED CREDITOR", and collectively, "SUBORDINATED CREDITORS"), SECURUS TECHNOLOGIES, INC., a Delaware corporation ("COMPANY"), the Subsidiaries of Company party hereto (collectively, "SUBSIDIARY GUARANTORS" and, together with Company, collectively, "DEBTORS") and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee ("TRUSTEE") under the Indenture (as defined below) governing the Company's 11% Second-priority Senior Secured Notes Due 2011 (the "NOTES").

                                 R E C I T A L S

         A. Debtors, Trustee and certain initial purchasers have entered into a Purchase Agreement with respect to the initial sale of the Notes and Debtors and Trustee have entered into an Indenture dated as of even date herewith (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indenture) pursuant to which, among other things, the Notes have been issued. All of Debtors' obligations to Trustee and the holders of the Notes under the Indenture and the other Senior Debt Documents (as hereinafter defined) are guaranteed by Subsidiary Guarantors and secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Debtors (other than accounts receivable, inventory and any and all proceeds thereof) and substantially all hereafter acquired real property of Debtors.

         B. Subordinated Creditors are extending credit to Company as evidenced by its 17% Senior Subordinated Notes due September 9, 2014, in the aggregate principal amount of $40,000,000 (the "INITIAL SUBORDINATED NOTES"). The obligations of Company under the Subordinated Note Documents (as defined herein) are guaranteed by Subsidiary Guarantors.

         C. As an inducement to and as one of the conditions precedent to the agreement of Trustee and the holders of the Notes to consummate the transactions contemplated by the Purchase Agreement and the Indenture, Trustee and the holders of the Notes have required the execution and delivery of this Agreement by Subordinated Creditors and Debtors in order to set forth the relative rights and priorities of Trustee, the other Senior Creditors and Subordinated Creditors under the Senior Debt Documents and the Subordinated Debt Documents (as hereinafter defined).

                  NOW, THEREFORE, in order to induce (i) Trustee to enter into the Indenture and (ii) the initial purchasers of the Notes to purchase such Notes and for other good and


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valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. The following terms shall have the following meanings in this Agreement:

                  "AGENT" shall mean ING Capital LLC, as Agent for the credit parties under the ING Loan Documents, or any other Person appointed by such credit parties as administrative agent for purposes of the Senior Credit Agreement and this Agreement.

                  "BANKRUPTCY CODE" shall mean Chapter 11 of Title 11 of the United States Code, as amended from time to time and any successor statute and all rules and regulations promulgated thereunder.

                  "DISTRIBUTION" shall mean, with respect to any indebtedness, obligation or security, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security by any Person or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property of any Person.

                  "ENFORCEMENT ACTION" shall mean (a) to take from or for the account of any Debtor or any guarantor of the Subordinated Debt, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any such Debtor or any such guarantor with respect to the Subordinated Debt, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any such Debtor or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt, (c) to accelerate the Subordinated Debt, (d) to exercise any put option or to cause any such Debtor or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Debt Document or (e) to take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any such Debtor or any such guarantor, PROVIDED that the receipt by any Subordinated Creditor of PIK Subordinated Debt Payments shall not be deemed to be an Enforcement Action.

                   "FUNDED DEBT" shall mean with respect to Debtors, on a consolidated basis and without duplication, as of any calculation date,
         (a) any obligation of such Person for borrowed money, including, without limitation, all of the "Obligations" (as defined in the Senior Credit Agreement); (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) any obligation of such Person to pay the deferred purchase price of property or for services (other than in the ordinary course of business); (d) any Capitalized Lease Obligation (as defined in the Senior Credit



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         Agreement); (e) any obligation or liability of others secured by a Lien on property owned by such Person, whether or not such obligation or liability is assumed; (f) any reimbursement obligations (contingent or otherwise) of such Person with respect to letters or credit, bankers acceptances and similar instruments issued for the account of such Person; (g) any Guaranty (as defined in the Senior Credit Agreement) (except items of shareholders' equity or Equity Interests or surplus or general contingency or deferred tax reserves); (h) any financial obligation of such Person under purchase money mortgages; (i) any financial obligation of such Person under asset securitization vehicles; (j) any obligations of such Person under conditional sales contracts and similar title retention instruments with respect to property acquired; and (k) any financial obligation of such Person as issuer of Equity Interests redeemable in whole or in part at the option of a Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event not solely within the control of such issuer.

                  "ING LOAN DOCUMENTS" shall mean the Senior Credit Agreement, the Loan Documents (as defined in the Senior Credit Agreement) and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "INTERCREDITOR AGREEMENT" shall mean the Intercreditor Agreement among Debtors, Agent and Trustee, dated as of even date herewith, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "JUNIOR OBLIGATIONS" means securities and other obligations issued by any Debtor in the course of a Proceeding involving such Debtor, PROVIDED that such securities or other obligations are subordinated to the Senior Debt on terms at least as favorable, in all material respects, as the terms and provisions of this Agreement.

                  "NOTE PURCHASE AGREEMENT" shall mean that certain Note Purchase Agreement dated the date hereof among Debtors and Laminar.

                  "PIK SUBORDINATED DEBT PAYMENTS" shall mean payments, in the form of increases of the outstanding principal amount of the Subordinated Notes, of interest on the Subordinated Debt due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Debt Documents.

                  "PERMITTED ENFORCEMENT ACTION" shall mean (a) the acceptance by any Subordinated Creditor of cash payments of interest to the extent that the same is permitted by subsection 2.3(a)(ii) hereof, (b) the filing of a lawsuit for payment of, or initiating or participating with others in any suit, action or proceeding against any Debtor to (i) enforce payment of or to collect the whole or any part of the Subordinated Debt or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Debt Documents or applicable law with respect to the Subordinated Debt or (c) the acceleration of the Subordinated Debt.




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                  "PERMITTED REFINANCING" shall mean Funded Debt that is
         incurred to refund, refinance, replace, exchange, renew, repay or extend the Subordinated Debt (and including any Funded Debt that refinances Funded Debt incurred pursuant to a Permitted Refinancing); PROVIDED, HOWEVER, that the Funded Debt incurred pursuant to such Permitted Refinancing:

                           (a) shall have a final maturity date that is no
                  earlier than the final maturity date of the Subordinated Debt;

                           (b) shall be in an aggregate principal amount (or if
                  issued with original issue discount, an aggregate issue price) that is equal to or less than the principal amount of the Subordinated Debt then outstanding;

                           (c) shall be subject to a subordination agreement
                  containing provisions that are, in substance, identical to the provisions of this Agreement; and

                           (d) shall not (i) have the effect of (A) increasing
                  principal, interest, fee or other payment obligations thereunder, (B) adding collateral or other guarantors (other than as contemplated as of the Agreement Date with respect to the Subordinated Debt), (C) shortening the maturity or increasing the amortization of the obligations thereunder, or
                  (D) making the covenants, defaults or other provisions thereof more burdensome in any material respect or (ii) otherwise have a material adverse effect on the interests of Senior Creditors.

                  "PERSON" shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture or a government or any agency or political subdivision thereof.

                  "PROCEEDING" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

                  "REFINANCING SENIOR DEBT DOCUMENTS" shall mean any financing documentation which replaces the Indenture and pursuant to which the Senior Debt under the Indenture is refinanced, as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time.

                  "SENIOR CREDIT AGREEMENT" shall mean the Credit Agreement among Debtors, Agent and the other credit parties named therein, dated as of even date herewith, as the same may be amended, supplemented or otherwise modified from time to time.

                  "SENIOR CREDITORS" shall mean the holders of the Senior Debt.




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                  "SENIOR DEBT" shall mean the Obligations with respect to the
         Notes and all other obligations, liabilities and indebtedness of every nature of Debtors from time to time owed to the Trustee or any Senior Creditor under the Senior Debt Documents, including, without limitation, the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with (a) any amendments, restatements, modifications, renewals or extensions thereof from time to time and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim. Senior Debt shall be considered to be outstanding whenever any Note is outstanding.

                  "SENIOR DEBT DOCUMENTS" shall mean the Indenture, the Notes and, after any refinancing of the Senior Debt under the Indenture, the Refinancing Senior Debt Documents.

                  "SENIOR DEFAULT" shall mean any "Default" under the Senior Debt Documents.

                  "SUBORDINATED CREDITOR SUPPLEMENT" means a Subordinated Creditor Supplement substantially in the form of ANNEX A hereto that is delivered to Trustee in accordance with subsection 2.6(b) hereof.

                  "SUBORDINATED DEBT" shall mean all of the obligations of Debtors to Subordinated Creditors evidenced by or incurred pursuant to the Subordinated Debt Documents.

                  "SUBORDINATED DEBT DEFAULT" shall mean a default in the payment of the Subordinated Debt or in the performance of any term, covenant or condition contained in the Subordinated Debt Documents or any other occurrence permitting Subordinated Creditors to accelerate the payment of all or any portion of the Subordinated Debt.

                  "SUBORDINATED DEBT DEFAULT NOTICE" shall mean a written notice from Subordinated Creditors or Company to Trustee pursuant to which Trustee is notified of the occurrence of a Subordinated Debt Default, which notice incorporates a reasonably detailed description of such Subordinated Debt Default and which notice expressly states that it is a "Subordinated Debt Default Notice" hereunder.

                  "SUBORDINATED DEBT DOCUMENTS" shall mean the Subordinated Notes, the Note Purchase Agreement, any guaranty with respect to the Subordinated Debt and all other documents, agreements and instruments now existing or hereinafter entered into in connection with any of the foregoing or evidencing or pertaining to all or any portion of the Subordinated Debt, as each is in effect on the date hereof or as modified in accordance with the terms of this Agreement.




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                  "SUBORDINATED NOTES" shall mean the Initial Subordinated Notes and any other notes issued under the Note Purchase Agreement.

2.       SUBORDINATION.

         2.1 SUBORDINATION OF SUBORDINATED DEBT TO SENIOR DEBT. Debtors covenant and agree, and Subordinated Creditors, by their respective acceptance of the Subordinated Debt Documents (whether upon original issue or upon transfer or assignment) likewise covenant and agree, notwithstanding anything to the contrary contained in any of the Subordinated Debt Documents, that the payment of any and all of the Subordinated Debt shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full in cash to the satisfaction of Senior Creditors of all Senior Debt. Each holder of Senior Debt, whether such Senior Debt is now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

         2.2 LIQUIDATION, DISSOLUTION, BANKRUPTCY. In the event of any Proceeding involving any Debtor:

                  (a) All Senior Debt shall first be indefeasibly paid in full in cash to the satisfaction of Senior Creditors before any Distribution, whether in cash, securities or other property, shall be made to any Subordinated Creditor on account of any Subordinated Debt.

                  (b) Any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Debt (other than Junior Obligations) shall be, subject to the provisions of the Intercreditor Agreement, paid or delivered directly to Agent or Trustee, as the case may be (to be held and/or applied by Agent or Trustee in accordance with the terms of the Senior Debt Documents and the Intercreditor Agreement), until all Senior Debt is indefeasibly paid in full in cash to the satisfaction of Senior Creditors. Each Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent or Trustee, as the case may be, other than Junior Obligations. Each Subordinated Creditor also irrevocably authorizes and empowers Agent or Trustee, as the case may be, in the name of such Subordinated Creditor, to demand, sue for, collect and receive any and all such Distributions, other than Junior Obligations.

                  (c) Each Subordinated Creditor agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Debt or any liens and security interests securing the Senior Debt.



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                  (d) Each Subordinated Creditor agrees to execute, verify,
         deliver and file any proofs of claim in respect of the Subordinated Debt requested by Agent or Trustee, as the case may be, in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent or Trustee its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of such Subordinated Creditor promptly to do so prior to 30 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of such Subordinated Creditor to do so prior to 15 days before the expiration of the time to vote any such claim; PROVIDED Agent or Trustee, as the case may be, shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent or Trustee votes any claim in accordance with the authority granted hereby, no Subordinated Creditor shall be entitled to change or withdraw such vote.

                  (e) The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Creditors and Subordinated Creditors even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of Senior Debt or any representative of such holder.

         2.3      SUBORDINATED DEBT PAYMENT RESTRICTIONS.

                  (a) Notwithstanding the terms of the Subordinated Debt Documents, each Debtor hereby agrees that it may not make, and each Subordinated Creditor hereby agrees that it will not accept, any Distribution with respect to the Subordinated Debt until all Senior Debt is indefeasibly paid in full in cash to the satisfaction of Senior Creditors; PROVIDED, HOWEVER, that Company may make, and each Subordinated Creditor may accept, (i) PIK Subordinated Debt Payments and (ii) so long as no Senior Default exists or would be caused thereby and sufficient payment capacity exists under the Restricted Payment covenant in the Indenture, cash payments of principal and interest on the Subordinated Debt in accordance with the terms of the Subordinated Debt Documents.

                  (b) No Senior Default shall be deemed to have been waived for purposes of this subsection 2.3 unless and until Company shall have received a written waiver from Trustee.

                  (c) Notwithstanding any provision of this subsection 2.3 to the contrary, the failure of Debtors to make any Distribution with respect to the Subordinated Debt by reason of the operation of this subsection 2.3 shall not be construed as preventing the occurrence of a Subordinated Debt Default under the applicable Subordinated Debt Documents.



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         2.4 SUBORDINATED DEBT STANDSTILL PROVISIONS. Until all Senior Debt is
indefeasibly paid in full in cash to the satisfaction of Senior Creditors, no Subordinated Creditor shall, without the prior written consent of Agent or Trustee (in accordance with the provisions of the Intercreditor Agreement), take any Enforcement Action with respect to the Subordinated Debt; PROVIDED, HOWEVER, that Subordinated Creditors may (a) file proofs of claim against any Debtor in any Proceeding involving such Debtor and (b) in the event that (i) any one or more Subordinated Debt Defaults shall have continued for at least 180 days during any 365 day period and, either concurrently therewith or otherwise, at least 180 days shall have passed since the date Subordinated Creditors shall have provided a Subordinated Debt Default Notice (and stating that such notice is provided for purposes of this subsection 2.4) in respect of such Subordinated Debt Defaults or (ii) all of the Senior Debt shall have been declared to be then due and payable, Subordinated Creditors may take Permitted Enforcement Actions. Any Distributions or other proceeds of any Enforcement Action obtained by Subordinated Creditors in violation of the foregoing prohibition shall in any event be held in trust by it for the benefit of Trustee and the Senior Creditors and promptly paid or delivered to Agent or Trustee, in accordance with the provisions of the Intercreditor Agreement, for the benefit of Lender Group (as defined in the Senior Credit Agreement) and the Senior Creditors, as the case may be, in the form received until all Senior Debt is indefeasibly paid in full in cash to the satisfaction of Senior Creditors.

         2.5 INCORRECT PAYMENTS. Notwithstanding any other provision herein to the contrary, if any Distribution on account of the Subordinated Debt not permitted to be made by any Debtor or accepted by any Subordinated Creditor under this Agreement is made and received by any Subordinated Creditor, such Distribution shall be held in trust by such Subordinated Creditor for the benefit of the Lender Group (as defined in the Senior Credit Agreement) and the Senior Creditors and shall be promptly paid over to Agent, unless a payment on the Senior Debt shall be then due and payable and no payment shall be due and payable under the Senior Credit Agreement, or shall be due and payable under the Indenture before the next payment shall be due and payable under the Senior Credit Agreement, in which case, such Distribution shall be promptly paid over to Trustee for application (in accordance with the Senior Debt Documents and the Intercreditor Agreement) to the payment of the Senior Debt then remaining unpaid, until all Senior Debt is indefeasibly paid in full in cash to the satisfaction of Senior Creditors. Any Subordinated Creditor that is required to deliver a Distribution in accordance with the provisions of this paragraph may consult with the Agent and the Trustee to determine whether such delivery shall be made to the Agent or Trustee in accordance herewith.

         2.6      SALE, TRANSFER OR OTHER DISPOSITION OF SUBORDINATED DEBT.

                  (a) No Subordinated Creditor shall sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Debt or any Subordinated Debt Document except for any such sale, assignment, pledge, disposition or transfer (i) that is permitted pursuant to the provisions of the Subordinated Debt Documents; and (ii) with respect to which the purchaser, assignee, pledgee or transferee thereof executes a Subordinated Creditor Supplement.




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                  (b) Notwithstanding the foregoing, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Debt in violation of the foregoing prohibition, and the terms of this Agreement shall be binding upon the successors and assigns of each Subordinated Creditor, whether or not such assignee or transferee shall have executed a Subordinated Creditor Supplement, as provided in Section 9 hereof.

         2.7 LEGENDS. Until the termination of this Agreement in accordance with
Section 15 hereof, each Subordinated Creditor will cause to be clearly, conspicuously and prominently inserted on the face of the Subordinated Notes and any other Subordinated Debt Document, as well as any renewals or replacements thereof, the following legend:

                  "This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in (i) that certain Subordination and Intercreditor Agreement dated as of September 9, 2004, among Laminar Direct Capital L.P., Securus Technologies, Inc. ("Company"), the subsidiaries of Company party thereto, the other subordinated creditors party thereto and The Bank of New York Trust Company, N.A. ("Trustee"), to the indebtedness (including interest) and other obligations owed by Company and such subsidiaries pursuant to that certain Indenture dated as of September 9, 2004, among Company, the subsidiaries of Company party thereto and Trustee, as such Indenture has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by such subordination agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of such subordination agreement and (ii) that certain Subordination and Intercreditor Agreement dated as of September 9, 2004, among Laminar Direct Capital, L.P., Securus Technologies, Inc. ("Company"), the subsidiaries of Company party thereto, the other subordinated creditors party thereto and ING Capital LLC ("Agent"), to the indebtedness (including interest) and other obligations owed by Company and such subsidiaries pursuant to that certain Credit Agreement dated as of September 9, 2004, among Company, the subsidiaries of Company party thereto, Agent and the lenders from time to time party thereto, as such Credit Agreement has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time and to indebtedness refinancing the indebtedness under that agreement as contemplated by such subordination agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of such subordination agreement."

3.       MODIFICATIONS.

         3.1 MODIFICATIONS TO SENIOR DEBT DOCUMENTS. Senior Creditors may at any time and from time to time without the consent of or notice to Subordinated Creditors, without incurring liability to Subordinated Creditors and without impairing or releasing the obligations of



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

Subordinated Creditors under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Debt, or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Debt, regardless of whether such change, extension, renewal, alteration or amendment is permitted pursuant to the provisions of the Subordinated Debt Documents.

         3.2 MODIFICATIONS TO SUBORDINATED DEBT DOCUMENTS. Until all Senior Debt is indefeasibly paid in full in cash to the satisfaction of Senior Creditors, and notwithstanding anything to the contrary contained in the Subordinated Debt Documents, Subordinated Creditors shall not, without the prior written consent of Trustee, agree to any amendment, modification, alteration, increase, or change of any of the terms or conditions of any of the Subordinated Debt Documents in any manner that would (a) have the effect of (i) increasing principal, interest, fees or other payment obligations thereunder, (ii) adding collateral or other guarantors (other than as contemplated as of the Agreement
Date), (iii) shortening the maturity or increasing the amortization of the obligations thereunder, or (iv) making the covenants, defaults or other provisions thereof more burdensome in any material respect or (b) otherwise have a material adverse effect on the interests of Senior Creditors; PROVIDED that, notwithstanding the foregoing, the Subordinated Debt may be refinanced pursuant to a Permitted Refinancing.

4. INTENTIONALLY OMITTED.

5. SUBROGATION. Subject to the indefeasible payment in full in cash to the satisfaction of Senior Creditors of all Senior Debt, Subordinated Creditors shall be subrogated to the rights of Trustee and the Senior Creditors to receive Distributions with respect to the Senior Debt until the Subordinated Debt is paid in full. Each Subordinated Creditor agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a Proceeding or otherwise, any Distribution received by such Subordinated Creditor with respect to the Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Agreement or otherwise, shall be deemed to have been received by such Subordinated Creditor in trust as property of the holders of the Senior Debt and such Subordinated Creditor shall promptly deliver the same to Trustee for the benefit of Senior Creditors for application to the Senior Debt until all Senior Debt is indefeasibly paid in full in cash to the satisfaction of Senior Creditors. A Distribution made pursuant to this Agreement to Trustee or Senior Creditors which otherwise would have been made to Subordinated Creditors is not, as among Debtors and Subordinated Creditors, a payment by Debtors to or on account of the Senior Debt.

6. MODIFICATION. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Trustee and Subordinated Creditors, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.



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

7. FURTHER ASSURANCES. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8. NOTICES. Unless otherwise specifically provided herein, any notice delivered under this Agreement shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a business day before 4:00 p.m. (Chicago time) or, if not, on the next succeeding business day; (c) if delivered by overnight courier, one business day after delivery to such courier properly addressed; or (d) if by United States mail, four business days after deposit in the United States mail, postage prepaid and properly addressed.

         Notices shall be addressed as follows:

                  If to Subordinated Creditors:

                  c/o Laminar Direct Capital, LP
                  10000 Memorial Drive, Suite 500
                  Houston, Texas 77005
                  Attention:        Josh Davis
                  Telecopy:         (713) 292-5450

                  with a copy to:

                  D.E. Shaw & Co. L.P.
                  39th Floor, Tower 45
                  120 West Forty-Fifth Street
                  New York, NY 10036
                  Attention:        General Counsel
                  Telecopy:
                                    -----------------

                  If to Debtors:

                  Securus Technologies, Inc.
                  c/o Evercom Systems, Inc.
                  8201 Tristar Drive
                  Irving, Texas 75063
                  Attn: Keith Kelson
                  Telecopy No.: (972) 988-3774
                  Email: KKelson@evercom.net
                  with a copy to:

                  H.I.G. Capital, LLC
                  1001 Brickell Bay Drive, 27th Floor
                  Miami, Florida  33131
                  Attn: Alex Moskovitz
                  Telecopy No.: (305) 379-2013
                  Email:amoskovitz@higcapital.com

                  and:

                  White & Case LLP
                  200 South Biscayne Boulevard
                  50th Floor
                  Miami, Florida  33131
                  Attn:    Jorge L. Freeland, Esq.
                  Telecopy No.: (305) 358-5744
                  Email:   jfreeland@whitecase.com

                  If to Trustee:

                  The Bank of New York Trust Company, N.A.
                  10161 Centurion Parkway
                  Jacksonville, Florida 32256
                  Attn:    [   ]
                  Telecopy No.:  [   ]
                  Email:  [   ]


or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8.

9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Trustee, the Senior Creditors, Subordinated Creditors and Debtors. To the extent permitted under the Senior Debt Documents, Senior Creditors may, from time to time, without notice to Subordinated Creditors, assign or transfer any or all of the Senior Debt or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Debt shall, subject to the terms hereof, be and remain Senior Debt for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Debt or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Debt, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto.

10. RELATIVE RIGHTS. This Agreement shall define the relative rights of Trustee, the Senior Creditors and Subordinated Creditors. Nothing in this Agreement shall
(a) impair, as among Debtors, Trustee and the Senior Creditors and as among Debtors and Subordinated Creditors, the obligation of Debtors with respect to the payment of the Senior Debt and the Subordinated Debt in accordance with their respective terms or (b) affect the relative rights of Trustee, the Senior Creditors or Subordinated Creditors with respect to any other creditors of any Debtor.

11. CONFLICT. As to the relative rights of Trustee and the Senior Creditors, on the one hand, and Subordinated Creditors, on the other, in the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Debt Documents, the provisions of this Agreement shall control and govern. For the avoidance of doubt, as between Debtors and Subordinated Creditors, the provisions of this Section 11 shall not impair any of the obligations of Debtors under the Subordinated Debt Documents.

12. HEADINGS. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

13. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto.

14. SEVERABILITY. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

15. CONTINUATION OF SUBORDINATION; TERMINATION OF AGREEMENT. This Agreement shall remain in full force and effect until the indefeasible payment in full in cash of the Senior Debt after which this Agreement shall terminate without further action on the part of the parties hereto.

16. APPLICABLE LAW. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York.

17. CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH OF

THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO EACH OF THE PARTIES HERETO AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT OR THE APPLICABLE SUBORDINATED CREDITOR SUPPLEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

18. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED DEBT DOCUMENTS OR ANY OF THE SENIOR DEBT DOCUMENTS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR DEBT DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE PARTIES HERETO WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

19. INCORPORATION BY REFERENCE. In connection with its appointment and acting hereunder, the Trustee is entitled to all rights, privileges, immunities and indemnities provided to it under the Indenture and the Intercreditor Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                       SUBORDINATED CREDITORS:

                                       LAMINAR DIRECT CAPITAL, L.P.,
                                       a Delaware limited partnership

                                       By:  /s/ Robert T. Ladd
                                       Its: Authorized Signatory

                                       DEBTORS:

                                       SECURUS TECHNOLOGIES, INC.,
                                       a Delaware corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       T-NETIX, INC., a Delaware corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       TELEQUIP LABS, INC., a Nevada corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       T-NETIX TELECOMMUNICATIONS SERVICES,
                                       INC., a Texas corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       SPEAKEZ, INC., a Colorado corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       T-NETIX MONITORING CORPORATION,
                                       a Colorado corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       EVERCOM HOLDINGS, INC., a Delaware
                                       corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       EVERCOM, INC., a Delaware corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       EVERCOM SYSTEMS, INC., a Delaware
                                       corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       FORTUNELINX, INC., a Delaware corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       EVERCONNECT, INC., a Delaware corporation

                                       By: /s/ Lewis Schoenwetter
                                       Its:  Vice President

                                       TRUSTEE:

                                       THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as Trustee

                                       By: /s/ George Bemister
                                       Its: Assistant Vice President

                                   ANNEX A TO
                    SUBORDINATION AND INTERCREDITOR AGREEMENT

         SUPPLEMENT NO. ___ dated as of _____________ (this "SUPPLEMENT"), to that certain Subordination and Intercreditor Agreement dated as of September 9, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "SUBORDINATION AGREEMENT"), among the Subordinated Creditors (as such term is defined in the hereinafter defined Subordination Agreement; capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Subordination Agreement, and if not defined therein, having the meanings given to them in the hereinafter defined Indenture), Securus Technologies, Inc., a Delaware corporation ("COMPANY"), the Subsidiaries of Company party hereto (collectively, "SUBSIDIARY GUARANTORS" and, together with Company, collectively, "DEBTORS") and The Bank of New York Trust Company, N.A., as Trustee for all holders of the Notes ("TRUSTEE").

         A. Reference is made to that certain Indenture dated as of September 9, 2004 (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, the "INDENTURE"), among Debtors and Trustee; and

         B. Subordinated Creditors and Debtors have entered into the Subordination Agreement in order to induce (i) the holders of the Notes to consummate the transactions contemplated by the Senior Credit Agreement and (ii) the Trustee to enter into the Indenture. Pursuant to Section 2.6(a) of the Subordination Agreement, each purchaser, assignee, pledgee or transferee of all or any portion of the Subordinated Debt or any Subordinated Debt Document is required to become a party to the Subordination Agreement as a Subordinated Creditor by execution and delivery of an instrument in the form of this Supplement. The undersigned ("NEW SUBORDINATED CREDITOR") is executing this Supplement in accordance with the requirements of the Subordination Agreement to become a Subordinated Creditor.

         Accordingly, New Subordinated Creditor agrees as follows:

1. In accordance with Section 2.6(a) of the Subordination Agreement, New Subordinated Creditor by its signature below becomes a Subordinated Creditor under the Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Creditor and New Subordinated Creditor hereby agrees to all the terms and provisions of the Subordination Agreement applicable to it as a Subordinated Creditor thereunder. Each reference to a "Subordinated Creditor" in the Subordination Agreement shall be deemed to include New Subordinated Creditor. The Subordination Agreement is incorporated herein by reference.

2. This Supplement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signatures delivered by a party by facsimile transmission or by e-mail transmission of an adobe file format document (also known as a PDF file) shall be deemed an original signature hereto. This Supplement shall become effective when Trustee shall have received a counterpart of this Supplement that bears the signature of New Subordinated Creditor.

3. Except as expressly supplemented hereby, the Subordination Agreement shall remain in full force and effect.

4. This Supplement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York.

5. In the event that any provision of this Supplement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Supplement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Supplement.

6. All communications and notices hereunder shall be in writing and given as provided in the Subordination Agreement. All communications and notices hereunder to New Subordinated Creditor shall be given to it at the address set forth under its signature.

         IN WITNESS WHEREOF, New Subordinated Creditor has duly executed this Supplement to the Subordination Agreement as of the day and year first above written.


                                       [NAME OF NEW SUBORDINATED CREDITOR],
                                       a _________________

                                       By:
                                           -------------------------------------
                                       Its:
                                            ------------------------------------
                                       Address:






                                       3